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                                                                    EXHIBIT 11.2

                 GT INTERACTIVE SOFTWARE CORP. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)



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
                                                                    FOR THE YEAR
                                                                       ENDED
                                                                    DECEMBER 31,
                                                                       1996
                                                                    -----------

Net income                                                           $25,139
                                                                     =======

Weighted average shares outstanding:
    Actual                                                            66,391
    Dilutive impact of shares issued during the period and treated
      as being outstanding throughout the periods presented             --
                                                                     -------
                                                                      66,391
                                                                     -------

Net income per share                                                 $  0.38
                                                                     =======
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